UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2020
 Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On April 8, 2020, Newpark Resources, Inc. (the “Company”) issued a press release providing operational and financial updates and announcing certain cost reduction actions. The information contained in the press release attached to this Current Report on Form 8-K as Exhibit 99.1 is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K and the information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2020, the executive management of the Company voluntarily agreed to a fifteen percent (15%) temporary reduction in their base salaries for the period beginning on April 1, 2020 and ending on a future date to be agreed by and between the applicable executive officer and the Compensation Committee of the Board of Directors of the Company (the “Temporary Reduction Period”). Included in the group of employees undertaking the salary reductions are each of the senior executive officers of the Company. The following table sets forth, for each applicable executive officer, their original base salary (the “Original Base Salary”) and their reduced base salary effective April 1, 2020 (the “Reduced Base Salary”).

Executive/Title	Original Base Salary (Pre-April 1, 2020)	Reduced Base Salary (On and After April 1, 2020)
Paul L. Howes President and Chief Executive Officer	$828,000	$703,800
Gregg S. Piontek Senior Vice President and Chief Financial Officer	$438,300	$372,555
David Paterson Vice President and President of Fluids Systems	$435,000	$369,750
E. Chipman Earle Vice President, General Counsel, Chief Administrative Officer and Secretary	$424,400	$360,740
Matthew Lanigan Vice President and President of Mats & Integrated Services	$423,500	$359,975
In connection with these temporary salary reductions, each of the executive officers listed above, with the approval of the Compensation Committee of the Company’s Board of Directors (and with respect to Mr. Howes, the independent members of the Board of Directors), entered into substantially similar amendments to their respective employment agreements and change in control agreements, as applicable (collectively, the “Amendments”) to reflect the temporary salary reductions.

The actual salary paid to the applicable executive officer in 2020 (consisting of the Original Base Salary from January 1, 2020 to March 31, 2020 and the Reduced Base Salary beginning on April 1, 2020) will be used for purposes of determining such executive officer’s bonus payable, if any, for fiscal year 2020. Notwithstanding the above temporary reductions in base salary, for purposes of calculating any such executive officer’s severance payment or payments due upon a change in control which may become payable during the Temporary Reduction Period in accordance with each respective officer’s employment agreement and change in control agreement, if any, such payments will continue to be based upon the Original Base Salary. Except as modified by the respective Amendments, the employment agreements and change in control agreements otherwise remain in effect.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, copies of which are attached hereto as exhibits and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The information regarding the press release set forth under Item 2.02 of this Current Report on Form 8-K is hereby incorporated in this Item 7.01 by reference. The information in Item 7.01 of this Current Report on Form 8-K and the information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Amended and Restated Employment Agreement dated as of April 6, 2020, between Newpark Resources, Inc. and Paul L. Howes.
10.2	Amendment to Employment Agreement and Change of Control Agreement dated as of April 6, 2020 between Newpark Resources, Inc. and Gregg S. Piontek.
10.3	Amendment to Employment Agreement and Change in Control Agreement dated April 6, 2020 between Newpark Resources, Inc. and David Paterson.
10.4	Amendment to Employment Agreement and Change in Control Agreement dated April 6, 2020 between Newpark Resources, Inc. and E. Chipman Earle.
10.5	Amendment to Employment Agreement and Change in Control Agreement dated April 6, 2020 between Newpark Resources, Inc. and Matthew Lanigan.
99.1	Press release issued by Newpark Resources, Inc. on April 8, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
(Registrant)

Date:	April 8, 2020	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)